Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 4, 2005, in the Registration Statement (Form F-4 No. 333- ) and related Prospectus of Sankyo Co., Ltd. dated March 7, 2005.

/s/ Ernst & Young ShinNihon

Tokyo, Japan

May 30, 2005